EXHIBIT 99.1

21st Century Holding Company Reports Improved Gross Premiums Written and Net Income

LAUDERDALE LAKES, Fla., Aug. 10, 2009 (GLOBE NEWSWIRE) -- 21st Century Holding Company (the "Company") (Nasdaq:TCHC) today reported results for the quarter ended June 30, 2009 (see attached tables).

For the three months ended June 30, 2009, the Company reported net income of $784,254, or $0.10 per share on 8,013,894 average undiluted shares outstanding, as compared to a net loss of $2,500,031, or $0.31 per share on 7,974,053 average undiluted shares outstanding in the same three month period last year. On a diluted share basis, the Company reported earnings of $0.10 per share, based on 8,013,894 average diluted shares outstanding for the same three month period, as compared to a net loss of $0.31 per share, based on 7,974,053 average diluted shares outstanding for the three months ended June 30, 2008.

For the six months ended June 30, 2009, the Company reported net income of $1,087,474, or $0.14 per share on 8,013,894 undiluted shares versus net income of $1,808,558, or $0.23 per share on 7,944,305 undiluted shares in the same six month period last year. On a diluted share basis, the Company reported earnings of $0.14 per share, based on 8,013,894 average diluted shares outstanding for the same six month period, as compared to $0.23 per share, based on 7,975,057 average diluted shares outstanding for the six months ended June 30, 2008.

Net premiums earned decreased $1.2 million or 7.7% to $14.3 million for the three months ended June 30, 2009, as compared to $15.5 million for the same three-month period last year. Net premiums earned decreased $5.9 million or 17.3% to $28.2 million for the six months ended June 30, 2009, as compared to $34.1 million for the same six month period last year.

Total revenues increased $1.7 million or 11.0% to $17.1 million for the three months ended June 30, 2009, as compared to $15.4 million for the same three-month period last year. Total revenues decreased $2.7 million or 7.7% to $32.8 million for the six months ended June 30, 2009, as compared to $35.5 million for the same six month period last year.

Mr. Michael H. Braun, the Company's Chief Executive Officer, said "These results were consistent with our expectations. We expect improvements in our business fundamentals as we continue our growth initiatives and management of the inherent risks. Florida industry-wide challenges such as the impact of wind mitigation credits on policy premiums and rising reinsurance costs will impact the third and fourth quarters."

Mr. Braun and CFO, Peter J. Prygelski, III, will discuss the financial results and review the outlook for the Company at a conference call to be held on Monday, August 10, 2009 at 4:30 p.m. (ET). Messrs. Braun and Prygelski invite interested parties to participate in the conference call. A live webcast of the call will be available online at http://www.21stcenturyholding.com (in the Conference Calls section). Listeners interested in participating in the Q&A session can access the conference call by dialing toll free 877-419-6592. Participants are advised to join the call at least five minutes in advance. A webcast replay of the conference call will be available shortly after the live webcast is completed and may be accessed via the Company's website.

About the Company

The Company, through its subsidiaries, underwrites commercial general liability insurance, homeowners' property and casualty insurance, flood insurance, personal automobile insurance and commercial automobile insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the states of Alabama, Louisiana and Texas for more than 300 classes of business, including special events. The Company is approved to operate as a surplus lines/non-admitted carrier in the states of Arkansas, California, Georgia, Kentucky, Maryland, Missouri, Nevada, Oklahoma, South Carolina, Tennessee, and Virginia and offering the same general liability products. The Company is licensed and has the facilities to market and underwrite other insurance carriers' lines of business, as well as to process and adjust claims for third party insurance carriers. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, the success of the Company's new growth and marketing initiatives and introduction of its new product lines, inflation and other changes in economic conditions (including changes in interest rates and financial markets); the impact of new regulations adopted in Florida which affect the property and casualty insurance market; the costs of reinsurance and the collectability or reinsurance, assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us or which is commenced against the Company after the date hereof, including the terms of any settlements; risks related to the nature of our business; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for loss and loss adjustment expense; insurance agents; claims experience; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by us in our filings with the SEC, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

                     21st CENTURY HOLDING COMPANY
                 Consolidated Statements of Operations
                              (Unaudited)

                    Three Months Ended          Six Months Ended
                         June 30,                    June 30,
                    2009          2008          2009          2008
 Revenue:       ------------  ------------  ------------  ------------
  Gross
   premiums
   written
                $ 33,601,093  $ 27,240,913  $ 62,032,021  $ 54,844,309
  Gross
   premiums
   ceded        (19,588,159)   (8,232,878)  (19,916,236)   (8,232,814)
                ------------  ------------  ------------  ------------

    Net
     premiums
     written      14,012,934    19,008,035    42,115,785    46,611,495
                ------------  ------------  ------------  ------------
  Increase
   (Decrease)
   in prepaid
   reinsurance
   premiums       10,305,109   (2,366,330)     2,235,663  (13,520,164)
  (Increase)
   Decrease in
   unearned
   premiums     (10,053,372)   (1,182,970)  (16,181,929)       973,245
                ------------  ------------  ------------  ------------
    Net change
     in prepaid
     reinsurance
     premiums
     and
     unearned
     premiums        251,737   (3,549,300)  (13,946,266)  (12,546,919)
                ------------  ------------  ------------  ------------

    Net
     premiums
     earned       14,264,671    15,458,735    28,169,519    34,064,576
  Commission
   Income            382,994       964,288       620,912     1,082,409
  Finance
   revenue            91,250        91,518       174,009       177,267
  Managing
   general
   agent fees        478,140       530,242       908,764     1,029,423
  Net invest-
   ment income       584,425     1,899,407     1,228,798     3,775,434
  Net realized
   investment
   gains
   (losses)           68,519   (4,663,912)     (468,022)   (6,313,289)
  Regulatory
   assessments
   recovered       1,188,274       912,430     1,735,783     1,234,335
  Other income        69,771       234,704       381,829       418,892
                ------------  ------------  ------------  ------------

    Total
     revenue      17,128,044    15,427,412    32,751,592    35,469,047
                ------------  ------------  ------------  ------------

 Expenses:
  Loss and
   loss
   adjustment
   expenses        8,973,810    12,493,367    17,846,775    20,367,699
  Operating
   and under-
   writing
   expenses        2,307,753     1,473,439     4,224,314     3,028,610
  Salaries
   and wages       1,896,983     1,762,957     3,805,740     3,521,469
  Interest
   expense                --            --            --            --
  Policy
   acquisition
   costs, net
   of amorti-
   zation          2,915,107     3,787,474     5,659,316     7,623,315
                ------------  ------------  ------------  ------------

    Total
     expenses     16,093,653    19,517,237    31,536,145    34,541,093
                ------------  ------------  ------------  ------------

 Income before
  provision
  for income
  tax expense
  (benefit)        1,034,391   (4,089,825)     1,215,447       927,954
 Provision for
  income tax
  expense
  (benefit)          250,137   (1,589,794)       127,973     (880,604)
                ------------  ------------  ------------  ------------
    Net income
     (loss)     $    784,254  $(2,500,031)  $  1,087,474  $  1,808,558
                ============  ============  ============  ============
 Basic net
  income (loss)
  per share     $       0.10  $     (0.31)  $       0.14  $       0.23
                ============  ============  ============  ============
 Fully diluted
  net income
  (loss) per
  share         $       0.10  $     (0.31)  $       0.14  $       0.23
                ============  ============  ============  ============

 Weighted
  average
  number of
  common shares
  outstanding      8,013.894     7,974,053     8,013,894     7,944,305
                ============  ============  ============  ============

 Weighted
  average
  number of
  common shares
  outstanding
  (assuming
  dilution)        8,013,894     7,974,053     8,013,894     7,975,057
                ============  ============  ============  ============

 Dividends
  paid per
  share         $       0.06  $       0.18  $       0.24  $       0.36
                ============  ============  ============  ============

                    21st CENTURY HOLDING COMPANY
                          Other Selected Data
                              (Unaudited)

 Balance Sheet                                    Period Ending
 -------------                              06/30/09        12/31/08
                                            --------        --------
 Total Cash & Investments                 $167,129,789    $150,642,267
 Total Assets                             $216,180,318    $197,101,997
 Unpaid Loss and Loss Adjustment
  Expense                                 $ 67,771,545    $ 64,775,241
 Total Liabilities                        $138,577,226    $120,871,081
 Total Shareholders' Equity               $ 77,603,092    $ 76,230,916
 Common Stock Outstanding                    8,013,894       8,013,894
 Book Value Per Share                     $       9.68    $       9.51

 Premium Breakout
 ----------------
                                 3 Months Ending      6 Months Ending
 Line of Business               06/30/09  06/30/08  06/30/09  06/30/08
 ----------------               --------  --------  --------  --------
                                       (Dollars in thousands)
 Homeowners'                    $ 28,660  $ 19,931  $ 51,688  $ 39,920
 Commercial General
  Liability                        3,895     7,235     8,418    14,590
 Federal Flood                     1,018        --     1,754        --
 Automobile                           28        75       172       334
                                --------  --------  --------  --------
 Gross Written Premiums         $ 33,601  $ 27,241  $ 62,032  $ 54,844
                                ========  ========  ========  ========

 Commercial General
 Liability Written Premium
 by State
 -------------------------
                                 3 Months Ending     6 Months Ending
 State                          06/30/09  06/30/08  06/30/09  06/30/08
 -----                          --------  --------  --------  --------
                                       (Dollars in thousands)

 Alabama                        $     23  $     28  $     47  $     72
 Arkansas                              1         4         3        12
 California                            9       104        54       200
 Florida                           3,040     4,507     6,452     9,394
 Georgia                              68       143       154       329
 Kentucky                              1         1         1         1
 Louisiana                           435     1,330     1,227     2,514
 South Carolina                        2        28         3        60
 Texas                               314     1,090       476     2,000
 Virginia                              2        --         1         8
                                --------  --------  --------  --------
 Gross Written Premiums         $  3,895  $  7,235  $  8,418  $ 14,590
                                ========  ========  ========  ========

 Loss Ratios
 -----------
                                  3 Months Ending    6 Months Ending
 Line of Business               06/30/09  06/30/08  06/30/09  06/30/08
 ----------------               --------  --------  --------  --------
 Homeowners'                      65.58%    77.50%    63.89%    54.96%
 Commercial General
  Liability                       60.32%    91.02%    63.31%    70.42%
 Automobile                     (65.35)% (114.70)%    18.71%  (45.09)%
 All Lines                        62.91%    80.81%    63.35%    59.79%

CONTACT:  21st Century Holding Company
          Peter J. Prygelski, CFO
          (954) 308-1252
          (954) 581-9993